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                                                                       EXHIBIT 5

                        [L&W ISSUING OFFICE LETTERHEAD]

                                 July 13, 2001



Southwest Water Company
225 North Barranca Avenue, Suite 200
West Covina, California 91791-1605

          Re: Registration Statement No. 333-63196; $20,000,000 Aggregate Offering Price of Convertible Subordinate Debentures of Southwest Water Company


Ladies and Gentlemen:

          In connection with the registration of $20,000,000 aggregate principal amount of Convertible Subordinate Debentures due July 1, 2021 (the "Securities"), by Southwest Water Company, a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-3 filed with the Securities and Exchange Commission (the "Commission"), on June 15, 2001 (File No. 333-63196), as amended by Amendment No. 1, filed with the Commission on July 6, 2001 and Amendment No. 2, expected to be filed with the Commission on July 13, 2001 (collectively, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.


          You have provided us with the prospectus (the "Prospectus") which is part of the Registration Statement. The Securities will be issued pursuant to an indenture between the Company and Chase Manhattan Bank and Trust Company, National Association as trustee (the "Trustee") in the form attached as Exhibit 4 to the Registration Statement, (the "Indenture"). The Securities will be convertible into shares of common stock, par value $0.01 per share, of the Company (the "Common Stock").

          In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of California and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of
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Southwest Water Company
July 13, 2001
Page 2



Delaware any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

          Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

          (1) When (i) the Indenture has been duly executed and delivered by the Company and the Trustee, and (ii) the Securities have been duly issued in accordance with the Indenture (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement and the Prospectus, and (iii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and (iv) assuming that the terms of the Securities as executed and delivered are as described in the Registration Statement and the Prospectus, and (v) assuming that the Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (vi) assuming that the Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, the Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          (2) When the Registration Statement and any required post-effective amendments thereto have become effective under the Securities Act, and assuming that (i) the terms of such shares as executed and delivered are as described in the Registration Statement and the Prospectus, (ii) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares under its Restated Certificate of Incorporation, as amended, (iii) such shares as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (iv) such shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, the shares of Common Stock, when issued upon conversion of the Securities in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable.

          The opinions rendered in paragraph 1 relating to the enforceability of the Securities are subject to the following exceptions, limitations and qualifications: (i) such opinions are subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors; (ii) enforceability of the Securities is subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific
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Southwest Water Company
July 13, 2001
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performance or injunctive relief regardless of whether considered in a proceeding in equity or at law, (iii) certain rights, remedies and waivers contained in the Indenture may be limited or rendered ineffective by applicable California law or judicial decisions governing such provisions, but such laws or judicial decisions do not render the Indenture invalid or unenforceable as a whole, (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 7.12 of the Indenture, and (v) we express no opinion with respect to whether acceleration of Securities may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

          To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee has complied with any applicable requirements to file returns and pay taxes under the Franchise Tax Law of the State of California; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture, when duly authorized, executed and delivered by the Trustee will constitute the legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Opinions" in the Prospectus included therein.

          This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                   Very truly yours,

                                   /s/ LATHAM & WATKINS